ARKIN  MEROLLA  LLP                  Exhibit  5.1
                                ATTORNEYS AT LAW

                              ONE SECURITIES CENTRE
                          3490 PIEDMONT ROAD, SUITE 302
                             ATLANTA, GEORGIA  30305
                              VOICE: 404. 467.5244
                                FAX: 404.467.5249


                                December 10, 1999

The  Tracker  Corporation  of  America
180  Dundas  Street  West
15th  Floor
Toronto,  Ontario,  Canada  M5G  1Z8

To  Whom  It  May  Concern:

     We have acted as special counsel to The Tracker Corporation of America (the "Company") in connection with the filing of a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended, covering 34,500,000 shares (the "Shares") of the Company's Common Stock.

     We have examined such corporate records and other documents we considered necessary for the purpose of rendering this opinion. Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered against payment therefor in accordance with the terms of the Registration Statement, will be legally issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.


                                   Sincerely,

                                   ARKIN  MEROLLA  LLP


                                   /s/  A.  Todd  Merolla
                                   ----------------------
                                   By:  A.  Todd  Merolla


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